Exhibit 99.1

CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to being named and described in the Registration Statement on Form S-4 (File No. 333-228666) and any supplements and amendments thereto (together with the joint proxy statement/prospectus included therein, the “Registration Statement”), and in any related prospectus filed pursuant to Rule 424 promulgated under the Securities Act, filed by Encana Corporation (“Encana”), with the Securities and Exchange Commission, as a person about to become a director of Encana, immediately after the effective time of the merger contemplated by the Agreement and Plan of Merger, dated as of October 31, 2018, by and among Encana, Neapolitan Merger Corp., a wholly owned subsidiary of Encana, and Newfield Exploration Company. The undersigned also consents to the filing of this consent as an exhibit to a Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

By:	/s/ Steven W. Nance
Name:	Steven W. Nance

Date: January 8, 2019